Exhibit 99.1

NEWS RELEASE For more information, contact:

Paul D. Borja Executive Vice President / CFO Bradley T. Howes Investor Relations Officer (248) 312-2000

FOR IMMEDIATE RELEASE
Flagstar Bancorp, Inc. Announces Pricing of $380.0 million Underwritten Public Offerings of Common
Stock and Convertible Preferred Stock
TROY, Mich., October 28, 2010 — Flagstar Bancorp, Inc. (NYSE: FBC) (the “Company”), the holding company for Flagstar Bank, FSB (the “Bank”), announced today the pricing of its previously announced underwritten public offerings, raising aggregate gross proceeds of $367.3 million. The offerings consisted of 110 million shares of common stock at a purchase price of $1.00 per share and 13.5 million shares of convertible preferred stock at a purchase price and liquidation preference of $20.00 per share. The Company also granted the underwriter for each offering a 30-day option to purchase up to an additional 15% of the number of shares of its common stock sold to non-affiliates and 15% of the number of shares of its convertible preferred stock sold to non-affiliates to cover over-allotments, if any.
Proceeds from the offerings will be used for general corporate purposes, including potential disposition of non-performing assets or potential restructuring of the balance sheet.
Holders of the convertible preferred stock will be entitled to certain rights and preferences, including conversion, dividend, liquidation and voting rights. Each share of convertible preferred stock is subject to automatic conversion into 20 shares of Flagstar’s common stock, subject to customary anti-dilution adjustments, upon receipt of requisite stockholder approval. Currently, no public market exists for the convertible preferred stock. Flagstar has applied to list the convertible preferred stock on the New York Stock Exchange under the symbol “FBC PR,” and it expects trading to commence within 30 days of the first original issuance date of the convertible preferred stock.
J.P. Morgan Securities LLC is the sole book-running manager and underwriter for each offering.
Each offering will be made only by means of a prospectus supplement to the prospectus filed as a part of the Company’s effective shelf-registration statement on Form S-3 (File No. 333-162823). When available, copies of the prospectus supplements relating to these offerings may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, or by calling 866-803-9204.
Flagstar Bancorp, with $13.8 billion in total assets, is the largest publicly held savings bank headquartered in the Midwest. At September 30, 2010, Flagstar operated 162 banking centers in Michigan, Indiana and Georgia and 16 home loan centers in 12 states. Flagstar Bank originates loans nationwide and is one of the leading originators of residential mortgage loans.
This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties, including but not limited to the risk that, because of business, economic or market conditions or for any other reasons within or outside of the Company’s discretion, the Company may decide not to pursue the offering, the offerings may not be consummated, stockholders do not provide the requisite approvals, or proceeds from the offerings are not used as disclosed above. In addition to the risks and uncertainties identified above, reference is also made to other risks and uncertainties detailed in reports filed by the Company with the SEC. The Company cautions that the foregoing risks and uncertainties are not exclusive.